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                                                                   EXHIBIT 5(i)
                  [Form of Opinion of Sierchio & Albert, P.C.]

                                                        , 1998

Norcan Ventures, Inc.

      Re:   Registration Statement of Form SB-2
            (SEC File No.____________)
            of Norcan Ventures, Inc. (the "Registration Statement")

Dear Sirs:

      We have acted as your counsel in connection with the proposed issue and sale by Norcan Ventures, Inc., a Delaware corporation (the "Company") of up to a maximum aggregate of 4,000,000 shares and a minimum of 1,000,000 shares of Common Stock, $.001 par value (the "Company Shares") on the terms and conditions set forth in the Registration Statement.

      In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and corporate records, and have examined such laws or regulations, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter set forth.

      Based on the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.
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      2. The issue and sale of the Company Shares to be sold pursuant to the terms of the Registration Statement as filed with the Securities and Exchange Commission have been duly authorized and, upon the sale thereof in accordance with the terms and conditions of the Registration Statement be validly issued, fully paid and non-assessable.

      We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, "Legal Opinions" and the filing of this opinion as an Exhibit to said Registration Statement.

                                         Very truly yours,

                                         Sierchio & Albert, P.C.


                                         By:
                                             -----------------------------
                                             Joseph Sierchio

JS/rm